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                                                               EXHIBIT 99.(d)(3)

                            EXCESS EXPENSE AGREEMENT

     WHEREAS, PowerShares Capital Management LLC is the investment adviser (the "Adviser") of the PowerShares Exchange-Traded Fund Trust (the "Trust");

     WHEREAS, the Adviser proposes to waive fees and/or absorb certain expenses of one or more portfolios of the Trust (each a "Fund") in order to maintain expense ratios of the Funds at or below a predetermined level (each an "Expense Cap"); and

     WHEREAS, the Trust desires to induce the Adviser to waive fees and/or absorb expenses of the Funds to the extent necessary to maintain the expense ratios of the Funds at or below their applicable Expense Caps.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Subject to the limitations specified below, each Fund shall reimburse the Adviser, without interest, for fees waived and/or expenses absorbed by the Adviser on or after October 4, 2004, for the purpose of maintaining the Fund's expense ratio at or below its Expense Cap (the "Reimbursement Payments"). The Expense Cap for each Fund and the period of time it will remain in effect is set forth in Appendix I attached hereto, as it may be amended from time to time.

     2. The Adviser shall be entitled to Reimbursement Payments from a Fund on the earliest date that any such payments may be made without thereby causing the Fund to (i) exceed its Expense Cap then in effect, or (ii) if the Expense Cap is no longer in effect, exceed an expense ratio equal to the most recent applicable Expense Cap (the "Maximum Expense Level"), but shall have no right to any Reimbursement Payments from a Fund to the extent any such payment would result in the Fund exceeding its Expense Cap or Maximum Expense Level.

     3. A Fund's obligation to make Reimbursement Payments with respect to any particular fees waived, and/or expenses absorbed, shall expire five years from the date the fee or expense would otherwise have been accrued by the Fund.

     4. This Agreement may be terminated by the Trust or the Adviser, without penalty, upon 60 days prior written notice.

     5. The Adviser shall, upon termination of the Agreement, have no claim against the Trust or any Fund for any unreimbursed amounts.

                                               POWERSHARES EXCHANGE-TRADED
                                                 FUND TRUST

                                               By:
                                                  ------------------------

                                               POWERSHARES CAPITAL MANAGEMENT
                                                 LLC

                                               By:
                                                  ------------------------

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                                   APPENDIX I

                             POWERSHARES PRODUCTS

                    Dynamic Large Cap Growth Portfolio
                    Dynamic Consumer Electronics Portfolio
                    Dynamic Large Cap Value Portfolio
                    Dynamic Mid Cap Growth Portfolio
                    Dynamic Mid Cap Value Portfolio
                    Dynamic Small Cap Growth Portfolio
                    Dynamic Small Cap Value Portfolio
                    Dynamic Aerospace & Defense Portfolio
                    Dynamic Biotechnology & Genome Portfolio
                    Dynamic Leisure and Entertainment Portfolio
                    Dynamic Food & Beverage Portfolio
                    Dynamic Hardware Portfolio
                    Dynamic Brand Name Products Portfolio
                    Dynamic Internet Software & Services Portfolio Dynamic Media Portfolio
                    Dynamic Networking Portfolio
                    Dynamic Pharmaceuticals Portfolio
                    Dynamic Semiconductors Portfolio
                    Dynamic Software Portfolio
                    Dynamic Telecommunication Services Portfolio
                    Dynamic Wireless Portfolio
                    Halter Golden Dragon China Portfolio
                    WilderHill Clean Energy Portfolio
                    High Yield Equity Dividend Achievers Portfolio Zacks Rank Large Cap Portfolio
                    Value Line Timeliness and Safety Portfolio